Exhibit 23.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

December 28, 2018

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro - RJ

Petrobras Global Finance B.V. - PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Consent for Post-Effective Amendment No. 1 dated December 28, 2018, to the Registration Statements on Form F-3 (File Nos. 333-227087 and 333-227087-01)

We consent to the use and incorporation by reference in the Post-Effective Amendment No. 1 dated December 28, 2018, to the Registration Statements on Form F-3 (File Nos. 333-227087 and 333-227087-01) of Petróleo Brasileiro S.A. – Petrobras (“Petrobras”) and Petrobras Global Finance B.V. – PGF filed with the Securities and Exchange Commission (“SEC”) on August 28, 2018, of our report dated March 14, 2018, with respect to the consolidated statement of financial position of Petrobras as of December 31, 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the year then ended, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in Petrobras’s annual report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 18, 2018. We also consent to the reference to our firm under the heading “Experts” in the prospectus that forms part of such Registrations Statements.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas á KPMG International Cooperative (“KPMG International”), uma entidade suĺça.	KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.